ESCROW AGREEMENT

THIS AGREEMENT (this "Agreement") dated for reference the 22nd day of July, 2002

AMONG:

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Nevada

(the "Pledgor")

AND:

NARRAGANSETT I, L.P., a limited partnership formed under the laws of the State of Delaware

("Narragansett")

AND:

NARRAGANSETT OFFSHORE LTD., a corporation incorporated under the laws of the Cayman Islands

("Narragansett Offshore")

AND:

PEQUOT SCOUT FUND, L.P., a limited partnership formed under the laws of the State of Delaware

("Pequot")

AND:

SDS MERCHANT FUND, L.P., a limited partnership formed under the laws of the State of Delaware

("SDS," together with Narragansett, Narragansett Offshore and Pequot, the "Holders")

AND:

SDS MERCHANT FUND, L.P., a limited partnership formed under the laws of the State of Delaware, as escrow agent (herein called the "Escrow Agent")

WITNESSETH THAT WHEREAS:

A. The Holders have made certain loans to the Pledgor in the aggregate principal sum of approximately $7,456,407 (the "Loans"), which loans are evidenced by the promissory notes described on Schedule I attached hereto and made a part hereof (each as amended, modified, renewed, extended or replaced from time to time, a "Note" and collectively, the "Notes");

B. SDS and the Pledgor have entered into a letter agreement of even date herewith (the "Letter Agreement"), pursuant to which SDS has agreed to fund the Pledgor's operations and obligations for the month of August 2002, up to a maximum amount of $380,000, on the terms and subject to the conditions set forth therein;

C. As a condition to the Loans made on or about the date hereof, and as a condition to the Letter Agreement, the Pledgor has entered into a certain Pledge Agreement of even date herewith providing for the pledge of the securities of MASUBI LLC, a Delaware limited liability company (the "Subsidiary") described on Schedule II attached hereto and made a part hereof and certain other Collateral (as defined therein), to secure, among other things, the prompt payment of all obligations of the Pledgor to the Holders under the Notes and the Letter Agreement; and

D. The Pledgor and each of the Holders desire to appoint the Escrow Agent, and the Escrow Agent has agreed to act as escrow agent, to hold the Pledged Stock in accordance with the terms hereof;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Wherever used in this Agreement, unless the context otherwise requires, the following words and terms will have the meanings shown:

(a) "Agreement" means this Agreement;

(b) "Event of Default" has the meaning assigned in the Pledge Agreement;

(c) "Pledged Stock" means the securities of the Subsidiary described on Schedule II attached hereto and made a part hereof;

(d) "Secured Obligations" has the meaning assigned in the Pledge Agreement;

(e) "Securities" means the Pledged Stock and the Transfer Documents, and, if the Securities are sold upon the occurrence of an Event of Default pursuant to and in compliance with Section 4 of the Pledge Agreement, the proceeds of the sale of the Securities as the context requires; and

(f) "Transfer Documents" means stock transfer power of attorney forms with respect to the Pledged Stock, duly executed by the Pledgor in blank to permit transfer of the Pledged Stock to the Holders or their respective nominee(s).

1.2 Any capitalized term not defined herein shall have the meaning ascribed thereto in the Pledge Agreement.

1.3 In this Agreement:

(a) the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b) all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and

(c) when the context hereof makes it possible, the word "person" includes in its meaning any firm and any body corporate or politic.

2. DEPOSIT OF SECURITIES

2.1 The Pledgor will cause the Securities to be delivered to the Escrow Agent for deposit in escrow with the Escrow Agent on the terms of this Agreement on the date hereof.

3. ESCROW PROVISIONS

The Escrow Agent will hold the Securities in escrow and:

(a) will deliver the Securities to the Pledgor when it has received joint written instructions from the Pledgor and each of the Holders requesting such delivery and confirming that the Secured Obligations have been paid in full; or

(b) will deliver the Securities to the Holders promptly after the receipt of notice from all of the Holders, which notice the Holders agree to simultaneously send to the Pledgor, stating that an Event of Default has occurred and specifying the Holder(s) to whom delivery should be made.

4. THE ESCROW AGENT

4.1 The obligations of the Escrow Agent are limited to those specifically provided in this Agreement and no other, and the Escrow Agent shall have no liability under, and no duty to inquire into the terms and provisions of, any agreement between the parties hereto. The Escrow Agent is acting hereunder as an accommodation to the parties hereto. The duties of the Escrow Agent are purely ministerial in nature, and it shall not incur any liability whatsoever, except for its willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice, and shall not be liable for following the advice of such counsel. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.2 The Holders and the Pledgor jointly and severally covenant and agree from time to time and at all times hereafter well and truly to save, defend and hold harmless and fully indemnify the Escrow Agent, its successors, and assigns, from and against all loss, costs, charges, suits, demands, claims, damages, fees and expenses (including reasonable attorney's fees and expenses) (all of the foregoing, "Losses") which the Escrow Agent, its successors or assigns may at any time of times hereafter bear, sustain, suffer or be put unto for or by reason arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance with the terms hereof. The foregoing indemnities in this Section 4.2 shall survive the resignation or substitution of the Escrow Agent and the termination of this Agreement. The Pledgor and Holders shall pay any Losses of the Escrow Agent as incurred by the Escrow Agent.

4.3 In case proceedings should hereafter be taken in any court respecting the Securities, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 4.2 against its costs of such proceedings.

4.4 [Intentionally Omitted.]

4.5 The Escrow Agent will not be bound in any way by any contract between the parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Securities as herein directed and to deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Securities or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential of their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

4.6 The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon or for the identity, authority or right of any person executing or depositing the same and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder signed by the proper parties.

4.7 In no event will the Escrow Agent be deemed to have assumed any liability or responsibility for the sufficiency, form and manner of making any notice or demand provided for under this Agreement or of the identity of the persons executing the same, but it shall be sufficient if any writing purporting to be such a notice, demand or protest is served upon the Escrow Agent in any manner sufficient to bring it to its attention.

4.8 In the event that the Securities are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, order, judgment or decrees it will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.9 The Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.10 If protest is made to any action, contemplated by the Escrow Agent under this Agreement, the Escrow Agent may continue to hold the Securities until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.11 If written notice of protest is made by any of the Holders or the Pledgor to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest the Escrow Agent will be entitled to continue to hold the Securities until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.12 This Agreement may be terminated at any time by and upon the receipt by the Escrow Agent of ten (10) days' written notice of termination executed by the Holders and the Pledgor, directing the distribution of all property then held by the Escrow Agent under and pursuant to this Agreement. The Escrow Agent shall have the sole and absolute right to resign in accordance with the provisions of this Section 4.12. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least ten (10) days' prior written notice of such resignation to the Holders and Pledgor and specifying a date upon which such resignation shall take effect. Upon receipt of such notice, a successor escrow agent shall jointly be appointed by the Holders and Pledgor, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice. If no successor Escrow Agent is appointed prior to the date specified, the Escrow Agent shall have the right at any time to deposit the Securities with a court of competent jurisdiction, as specified in Section 6.5 hereof, and the Escrow Agent shall have no further obligation with respect thereto. The Holders and Pledgor, acting jointly, may at any time substitute a new escrow agent by giving ten (10) days' notice thereof to the Escrow Agent then acting and paying all fees and expenses of such Escrow Agent. In the alternative, in the event of a dispute in relation to the release of the Securities, the Escrow Agent may resign fifteen (15) days after giving written notice of such resignation to the parties hereto and depositing the Securities with an appropriate court, as specified in Section 6.5 hereof, and the Escrow Agent shall have no further obligation with respect hereto or under this Agreement, in any manner. This Agreement shall automatically terminate if and when all of the Securities shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

4.13 Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given by the Pledgor and all of the Holders jointly.

4.14 If any dispute should arise with respect to the ownership or right of possession of the Securities, or should the Escrow Agent, in its sole judgement, receive conflicting instructions with respect to the instructions contained in this Agreement or to any distribution of the Securities, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any portion of the Securities until such dispute shall have been settled either by agreement of the parties concerned by filing of written directions signed by the Holders and Pledgor to the Escrow Agent or by a final decree, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between any of the Holders and the Pledgor or between any other persons or between any of them with respect to the Pledge Agreement, this Agreement or any matters arising thereto, or with respect to the Pledged Stock, the Escrow Agent may in its sole discretion deliver and interplead the Securities into court, as specified in Section 6.5 hereof, and such delivery and interpleading will be an effective discharge to the Escrow Agent.

4.15 The Escrow Agent shall be promptly reimbursed, jointly and severally by the Holders and Pledgor, for reasonable expenses incurred by the Escrow Agent in the performance of services pursuant to this Agreement including, but not limited to, legal fees, including all fees and expenses incurred in connection with its resignation pursuant to Section 4.12.

4.16 [Intentionally omitted.]

4.17 The Holders and Pledgor shall each bear all of their own fees and expenses incurred by them in resolving any dispute arising under this Agreement. The Holders and Pledgor shall jointly and severally reimburse the Escrow Agent for any costs incurred by the Escrow Agent in connection with any dispute arising under this Agreement. The Holders and Pledgor shall jointly and severally reimburse the Escrow Agent for any costs incurred in the performance of its duties hereunder.

5. COUNTERPARTS

5.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

6. GENERAL

6.1 Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

6.2 This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, and assigns.

6.3 The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

6.4 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed, and to be fully performed, in such state.

6.5 Each party hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein may be instituted in any state or federal court sitting in the state of Delaware, United States of America and, by the execution and delivery of this Agreement, expressly waives any objection that it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

6.6 Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada and the United States, the notice to the addresses set forth in the Pledge Agreement (or to such other address or facsimile number as any party may specify by notice in writing to all other parties). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given one business day after the day the notice was delivered, or the transmission was sent successfully, as the case maybe. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.7 Time is of the essence of this Agreement.

6.8 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

6.9 It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered as of the date first above written.

PLEDGOR:

MERLIN SOFTWARE TECHNOLOGIES

INTERNATIONAL, INC.

By: /s/ signed

Name:

Title:

HOLDERS:

SDS MERCHANT FUND, L.P., a Delaware limited partnership

By: SDS Capital Partners, L.L.C., its Managing Member

By: /s/ signed

Name:

Title:

NARRAGANSETT I, L.P., a Delaware limited partnership

By: Narragansett Asset Management, L.L.C., a Delaware limited liability company, its general partner

By: /s/ signed

Name:

Title:

 NARRAGANSETT OFFSHORE LTD., a Cayman Island corporation

By: Leo Holdings, L.L.C., its Investment Manager

By: /s/ signed

Name:

Title:

PEQUOT SCOUT FUND, L.P., a Delaware limited partnership

By: Pequot Capital Management, Inc., its Investment Advisor

By: /s/ signed

Name:

Title:

ESCROW AGENT:

SDS MERCHANT FUND, L.P., a Delaware limited partnership

By: SDS Capital Partners, L.L.C., its Managing Member

By: /s/ signed

Name:

Title:

Schedule I

Notes

The Amended and Restated Promissory Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on July 22, 2002, in principal amount of US$ 3,656,527.

The Promissory Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on July 22, 2002, in principal amount of US$ 300,000.

The Promissory Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on July 22, 2002, in principal amount of US$ 250,000.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on May 23, 2002, in principal amount of US$ 42,223.73.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to Narragansett I, L.P., on May 23, 2002, in principal amount of US$ 393,336.93.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to Narragansett Offshore Ltd., on May 23, 2002, in principal amount of US$ 494,167.81.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to Pequot Scout Fund, L.P., on May 23, 2002, in principal amount of US$ 816,152.

The Series B-2 Convertible Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on May 23, 2002, in principal amount of US$ 1,500,000.

Schedule II

Pledged Stock

1. Common Stock

Certificate Number 1

Issue Date July 22, 2002

Number of Shares 401,000 shares of Common Stock

2. Warrants

Certificate Number 1

Issue Date July 22, 2002

Number of Shares 100,000 shares of Common Stock (issuable upon exercise of the warrants)